UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 3, 2005

American Medical Alert Corp.
(Exact name of registrant as specified in its charter)

New York	333-54992	11-2571221
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3265 Lawson Boulevard, Oceanside, New York	11572
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (516) 536-5850

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

EXPLANATORY NOTE

This amendment is being filed to amend Exhibit 99.3 (unaudited pro-forma financial information) to American Medical Alert Corp.'s (the "Company") Current Report on Form 8-K/A as filed with the SEC on December 19, 2005. The previously filed unaudited pro-forma financials contained certain word processing errors, which are being corrected by this amendment. The unaudited pro-forma financials are being refiled in their entirety as Exhibit 99.3 hereto, and amend and replace the previously filed unaudited pro-forma financial information.

Item 9.01. Financial Statements and Exhibits.

(a)  Financial statements of Business Acquired.

The audited financial statements of WMR Associates, Inc. ("WMR") and the report of Margolin, Winer & Evens, LLP, the Company's independent auditor, relating to such audited financial statements, are incorporated by reference to Exhibit 99.2 of the Company's Current Report on Form 8-K/A as filed with the SEC on December 19, 2005.

(b) Pro Forma Financial Information.

The amended unaudited pro forma financial statements of the Company are attached hereto Exhibit 99.3. The pro forma financial statements are not necessarily indicative of the results that would have actually been attained if the transaction had been in effect on the dates indicated or which may be attained in the future. Such statements should be read in conjunction with the historical financial statements of the Company and WMR.

(c)  Exhibits.

No.  Description

10.1	Asset Purchase Agreement, dated September 28, 2005 (previously filed as Exhibit 10.1 of the Company's Current Report on Form 8-K filed on October 4, 2005)

23.1	Consent of Independent Auditors (previously filed as Exhibit 23.1 of the Company's Current Report on Form 8-K/A filed on December 19, 2005)

99.1	Press release announcing the purchase of the assets of WMR Associates, Inc. (previously filed as Exhibit 99.1 of the Company's Current Report on Form 8-K filed on October 4, 2005)

99.2	Audited financial statements of WMR Associates, Inc. (previously filed as Exhibit 99.2 of the Company's Current Report on Form 8-K/A filed on December 19, 2005)

99.3	Pro forma financial statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 20, 2005

AMERICAN MEDICAL ALERT CORP.

By:	/s/ Richard Rallo
Name: Richard Rallo
Title: Chief Financial Officer